UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 27, 2022

Date of Report (Date of earliest event reported)

                  Lincoln National Corporation

(Exact name of registrant as specified in its charter)

Indiana	1-6028	35-1140070
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

150 N. Radnor Chester Road, Radnor, PA 19087

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code: (484) 583-1400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

__________________________________

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	LNC	New York Stock Exchange

__________________________________

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 27, 2022, at the Lincoln National Corporation (“Company”) 2022 Annual Meeting of Shareholders (the “2022 Annual Meeting”), the Company’s shareholders approved Amendment No. 1 (the “Amendment”) to the Lincoln National Corporation 2020 Incentive Compensation Plan (the “2020 Plan”).  The Amendment increased the total number of shares of the Company’s common stock authorized for issuance under the 2020 Plan by 1,850,000 shares, to 7,050,000 shares. A copy of the Amendment is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

The material terms and conditions of the 2020 Plan are described in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 14, 2022, at pages 88-92.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Company’s 2022 Annual Meeting was held on May 27, 2022.  Shareholders voted as follows on the matters presented for a vote.

Item 1.   Election of Directors

The thirteen nominees for election to the Board of Directors (the “Board”) were elected, each for a term expiring at the Company’s 2023 Annual Meeting of Shareholders, based upon the following votes:

Director Nominee	For	Against	Abstentions	Broker Non-Votes
Deirdre P. Connelly	132,464,149	4,501,602	164,193	17,023,941
Ellen G. Cooper	133,832,019	3,135,597	162,326	17,023,941
William H. Cunningham	126,261,299	9,868,100	1,000,544	17,023,941
Reginald E. Davis	134,592,418	2,347,025	190,500	17,023,941
Dennis R. Glass	128,621,178	8,273,290	235,474	17,023,941
Eric G. Johnson	127,392,262	8,729,314	1,008,367	17,023,941
Gary C. Kelly	128,496,077	7,626,111	1,007,755	17,023,941
M. Leanne Lachman	127,965,562	8,121,474	1,042,906	17,023,941
Dale LeFebvre	135,759,754	1,156,382	213,807	17,023,941
Janet Liang	134,953,091	1,984,424	192,428	17,023,941
Michael F. Mee	127,818,256	8,283,350	1,028,336	17,023,941
Patrick S. Pittard	124,025,619	12,059,327	1,044,997	17,023,941
Lynn M. Utter	131,997,904	4,953,585	178,455	17,023,941

Item 2.   Ratification of Auditors

The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent auditor for 2022 was approved based on the following votes:

For	Against	Abstentions
146,112,021	7,887,771	154,091

There were no broker non-votes for this item.

Item 3.   Advisory Resolution on Executive Compensation

The proposal to approve an advisory resolution regarding the compensation paid to the Company’s named executive officers, as disclosed in the Company’s 2022 Proxy Statement, was approved based on the following votes:

For	Against	Abstentions	Broker Non-Votes
116,751,870	19,668,575	709,498	17,023,941

Item 4.  Approval of Amendment to Lincoln National Corporation 2020 Incentive Compensation Plan

The proposal to approve the Amendment to the 2020 Plan was approved based on the following votes:

For	Against	Abstentions	Broker Non-Votes
127,323,368	9,269,953	536,622	17,023,941

Item 5.   Non-Binding Shareholder Proposal Regarding Independent Board Chair

The non-binding shareholder proposal to amend the Company’s corporate governance documents to require an independent board chair was not approved based on the following votes:

For	Against	Abstentions	Broker Non-Votes
37,015,044	98,749,655	1,365,244	17,023,941

Item 6.   Non-Binding Shareholder Proposal Regarding Ratification of Executive Termination Pay

The non-binding shareholder proposal to requesting that the Board seek shareholder approval or ratification of new or renewed pay executive pay packages that provide for severance or termination payments with an estimated value exceeding 2.99 times the sum of the executive’s base salary plus short-term bonus was not approved based on the following votes:

For	Against	Abstentions	Broker Non-Votes
67,148,211	69,415,067	566,665	17,023,941

Item 9.01.  Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description
10.1*

Amendment No. 1 to the Lincoln National Corporation 2020 Incentive Compensation Plan (effective May 27, 2022), incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-8 (File No. 333-265314) filed with the SEC on May 31, 2022.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

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* This exhibit is a management contract or a compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LINCOLN NATIONAL CORPORATION

By	/s/ Nancy A. Smith
Name:	Nancy A. Smith
Title:	Senior Vice President and Secretary

Date:  June 1, 2022